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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                                October 22, 1996
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               Date of Report (Date of earliest event reported):


                        THE ASHTON TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)




  Delaware                        333-1182                  22-6650372
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(State or other jurisdiction   (Commission              (I.R.S. Employer
  of incorporation)              File Number)             Identification No.)





    10420 Little Patuxent Parkway, Suite 490, Columbia, Maryland 21044-3559
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(Address of principal executive offices)                          (zip code)




                                (410) 715-6800
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               Registrant's telephone number, including area code



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


Item 1.  Changes in Control of Registrant.

         See Item 5 below.


Item 5.  Other Events.

     On October 22, 1996, The Ashton Technology Group, Inc. (the "Company") entered into a settlement agreement (the "Settlement Agreement") with Robert A. Eprile, John A. Blohm, Fredric W. Rittereiser ("Mr. Rittereiser"), The Dover Group, Inc. ("Dover"), F.E. Weimmer, Jr., F.E. Weimmer, Sr., F.E. Rittereiser, Sr. and Thomas Rittereiser, as trustee for Alexis J. Rittereiser, Amanda Weimmer and John Weimmer (collectively, the "Group Members"), Raymond T. Tate ("Mr. Tate"), Helen J. Tate, as trustee for the Andrew Patrick Tate Trust, Helen J. Tate, as trustee for the Susan Katherine Tate Burrowbridge Trust and Helen J. Tate, as trustee for the Elizabeth Tate Winters Trust (collectively, the "Tate Trusts"). A copy of the Settlement Agreement is filed as Exhibit 99.2 to this Form 8-K. The Settlement Agreement resolved all differences among the parties thereto, and all parties to the Settlement Agreement agreed to release each of the other parties from any and all actions or claims arising out of or in connection with the matters covered by the Settlement Agreement. Pursuant to the Settlement Agreement, on October 22, 1996, Mr. Tate resigned from his position as director of the Company and its subsidiaries and all officer positions held by him in the Company and its subsidiaries. Pursuant to the Settlement Agreement, on October 22, 1996, the Board of Directors of the Company elected Fred S. Weingard, Executive Vice President of the Company's subsidiary Universal Trading Technologies Corporation ("UTTC"), to fill the vacancy on the Company's Board of Directors created by the resignation of Mr. Tate.

     Pursuant to the Settlement Agreement and in consideration of the payment of $250,000, on October 22, 1996, Helen J. Tate, as trustee for the Tate Trusts, granted to Mr. Rittereiser or his designee the option (the "Call Option"), exercisable at any time from April 2, 1997 through June 2, 1997, to purchase 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from the Tate Trusts for a total purchase price of $4,500,000. Pursuant to the Settlement Agreement and in consideration for $1, Mr. Rittereiser granted Mr. Tate the option (the "Put Option"), exercisable at any time during the five business days following the exercise of the Call Option, to require Mr. Rittereiser to purchase from Mr. Tate the 107,500 shares of Common Stock of the Company owned, beneficially or otherwise, by Mr. Tate for a total purchase price of $483,750. The Put Option is assignable by Mr. Rittereiser.

     As a result of the Call Option, Mr. Rittereiser may be deemed to beneficially own 1,000,000 shares, or approximately 13.2%, of the outstanding Common Stock of the Company.

     On October 22, 1996, Mr. Tate and the Company also entered into a license agreement (the "License Agreement"), a copy of which is filed as Exhibit 99.3 to this Form 8-K. Under the terms of the License Agreement, the Company granted to Mr. Tate a perpetual, worldwide license, at his own cost, to use, sublicense, reproduce and make derivative works and enhancements of the technology used by the Company to develop the Ashton Technology Encryption Devices ("ATED"), including the ATED Key Management System, encryption software and crypto-server technology (the "Licensed Technology") in any field of use other than the Financial Services Industry (as such term is defined in the License Agreement). In consideration for granting the license, Mr. Tate (or his permitted assigns under the License Agreement) must pay a perpetual annual royalty to the Company equal to 2% of the total gross revenues earned from the use of the Licensed Technology. Mr. Tate's right to use the Licensed Technology will be exclusive, provided Mr. Tate pays to the Company a cumulative license fee of at least
$100,000 by October 22, 2000 (the "License Fee"). The License Fee will be reduced by the total amount of royalties paid to the Company. Mr. Tate may assign the license to any person or entity controlled by Mr. Tate.

     The Company and Mr. Tate also entered into a consulting agreement, dated October 22, 1996, (the "Consulting Agreement"), a copy of which is filed as
Exhibit 99.4 to this Form 8-K. Under the terms of the Consulting Agreement, the Company retained Mr. Tate to act as a consultant to Computer Science
Innovations, Inc. ("CSI"), a subsidiary of the Company, for the period from October 22, 1996 to December 31, 1998. As compensation for such services, for the period from October 22, 1996 through December 31, 1996, the Company will pay Mr. Tate (or, in the event of his death, his estate) $40,000. For the period from October 22, 1996 through December 31, 1998, the Company also will pay to Raymond Tate Associates, Inc. $120,000 per annum. Mr. Tate also agreed not to compete with the Company in the Financial Services Industry (as such term is defined in the Consulting Agreement) during the term of the Consulting Agreement.

     In connection with the Settlement Agreement, First United Equities Corporation, the representative of the underwriters of the Company's May 2, 1996 initial public offering ("First United"), agreed to waive certain restrictions on the transfer of Common Stock by Mr. Tate and Helen J. Tate, as trustee of the Tate Trusts. In consideration for such waiver, the Company agreed to release First United from any and all actions or claims arising out of or in connection with the Settlement Agreement. The Company also agreed to indemnify First United for any such actions and to reimburse First United for certain legal fees incurred in connection with the Settlement Agreement.

     The Settlement Agreement, the License Agreement and the Consulting Agreement and all transactions contemplated thereby were unanimously approved by the Company's Board of Directors, acting through Vice Admiral (U.S. Navy retired) Albert J. Baciocco, Jr. and Dr. Ruth M. Davis, the Company's outside directors.

     On October 22, 1996, after closing the transactions contemplated by the Settlement Agreement, the newly-constituted Board of Directors of the Company convened a meeting and took the following actions: (i) amended Article V,
Section 6 of the By-Laws of the Company to permit the positions of Chairman of the Board and Chief Executive Officer to be held by different individuals; (ii) elected Robert A. Eprile, currently a director of the Company as well as the President and Chief Operating Officer of UTTC, Chairman of the Board and Treasurer of the Company; (iii) appointed Mr. Rittereiser President and Chief Executive Officer of the Company and Chairman of the Board of UTTC and (iv) authorized the Company to reimburse the Group Members for any and all legal services rendered by the law firm of Cadwalader, Wickersham & Taft in connection with or relating to the Settlement Agreement, the transactions contemplated thereby and the disputes settled thereby.


Item 6.  Resignations of Registrant's Directors.

     As discussed under Item 5 above, on October 22, 1996, Raymond T. Tate resigned from his position as a director of the Company, and Fred S. Weingard was elected by the Board of Directors to fill the vacancy created by Mr. Tate's resignation. Mr. Weingard is Executive Vice President of UTTC for technology and advanced computing systems.

     On October 23, 1996, Vice Admiral (U.S. Navy retired) Albert J. Baciocco, Jr. resigned from his positions as a director of the Company and its subsidiary, Computer Science Innovations, Inc. On October 25, 1996, Dr. Ruth M. Davis also resigned her position as a director of the Company. The Board of Directors has not filled the vacancies created by such resignations.

Item 7.  Financial Statements and Exhibits.

     (c) The exhibits furnished in accordance with Item 601 of Regulation S-K are:

          99.1 Press Release of the Company dated October 22, 1996.

          99.2 Settlement Agreement dated October 22, 1996, by and among the Company, Raymond T. Tate, Helen J. Tate, as trustee for the Andrew Patrick Tate Trust, Helen J. Tate, as trustee for the Susan Katherine Tate Burrowbridge Trust, Helen J. Tate , as trustee for the Elizabeth Tate Winters Trust and Robert A. Eprile, John A. Blohm, Fredric W. Rittereiser, The Dover Group, Inc., F.E. Weimmer, Jr., F.E. Weimmer, Sr., F.E. Rittereiser, Sr. and Thomas Rittereiser, as trustee for Alexis J. Rittereiser, Amanda Weimmer and John Weimmer.

          99.3 License Agreement dated October 22, 1996, between the Company and Raymond T. Tate.

          99.4 Consulting Agreement dated October 22, 1996, between the Company and Raymond T. Tate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  October 22, 1996            The Ashton Technology Group, Inc.



                                   By: /s/ Fredric W. Rittereiser
                                       --------------------------
                                       Fredric W. Rittereiser
                                       President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibits

99.1 Press Release of the Company dated October 22, 1996.

99.2 Settlement Agreement dated October 22, 1996, by and among the Company, Raymond T. Tate, Helen J. Tate, as trustee for the Andrew Patrick Tate Trust, Helen J. Tate, as trustee for the Susan Katherine Tate Burrowbridge Trust, Helen J. Tate , as trustee for the Elizabeth Tate Winters Trust and Robert A. Eprile, John A. Blohm, Fredric W. Rittereiser, The Dover Group, Inc., F.E. Weimmer, Jr., F.E. Weimmer, Sr., F.E. Rittereiser, Sr. and Thomas Rittereiser, as trustee for Alexis J. Rittereiser, Amanda Weimmer and John Weimmer.

99.3 License  Agreement dated October 22, 1996,  between the Company and Raymond
     T. Tate.

99.4 Consulting Agreement dated October 22, 1996, between the Company and Raymond T. Tate.